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                                                                  EXHIBIT 99.N.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated May 14, 1999, with respect to the 1998 and 1997 consolidated financial statements of Central Community Corporation and subsidiaries included in the Pre-Effective Amendment No. 2 to Registration Statement (Form N-2) of SAL Trust Preferred Fund I for the registration of 946,000 shares of beneficial interest.

                                        /s/ Ernst & Young LLP

Fort Worth, Texas
September 9, 1999